UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01. Regulation FD Disclosure

On December 22, 2015, SORL Auto Parts, Inc. (the “Company”) issued a press release to announce that its board of directors has formed a special committee of independent directors to evaluate a preliminary non-binding proposal letter, dated October 30, 2015, from Mr. Xiaoping Zhang, Chairman and Chief Executive Officer of the Company, Ms. Shuping Chi and Mr. Xiaofeng Zhang, directors of the Company, to acquire all of the outstanding shares of the Company not owned by them or their affiliates. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9. Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated December 22, 2015, announcing that its board of directors has formed a special committee of independent directors to evaluate a preliminary non-binding proposal letter, dated October 30, 2015, from Mr. Xiaoping Zhang, Chairman and Chief Executive Officer of the Company, Ms. Shuping Chi and Mr. Xiaofeng Zhang, directors of the Company, to acquire all of the outstanding shares of the Company not owned by them or their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: December 22, 2015	/s/ Xiaoping Zhang
Xiaoping Zhang, Chief Executive Officer